EX-99.1

FOR IMMEDIATE RELEASE:

Contacts:	Alan Caminiti (Media)	914-701-8400
	Dan Loh (Investors)	914-701-8210

Atlas Air Worldwide Holdings, Inc.
Receives NASDAQ Listing Approval

Trading to Commence May 31, 2006

Purchase, N.Y., May 30, 2006 -- Atlas Air Worldwide Holdings, Inc. (AAWW) (OTC: AAWW.PK), a leading provider of global air cargo services, said today that it has received approval from The Nasdaq Stock Market for its common stock to begin trading on The Nasdaq National Market under the symbol AAWW. Trading in the Company’s common stock is expected to commence on Wednesday, May 31, 2006.

AAWW Chairman Eugene I. Davis stated, “We are proud and delighted to report that NASDAQ has approved our listing application and that our shares will now begin to trade in a well-recognized national marketplace. This is a tremendous step forward for the Company, a great development for our stockholders, and great opportunity for potential investors interested in one of the leading players in the growing international air cargo market.”

President and Chief Executive Officer Jeffrey H. Erickson added, “Having achieved timely filer status ahead of schedule this April, we’ve now achieved one of our most important post-reorganization business goals in a very timely fashion, and we’ve returned trading in our shares to a market commensurate with our standing as an industry-leading provider of global air cargo services.”

Mr. Erickson closed by noting, “This is a significant milestone for AAWW. Not only does it enhance stockholder value by ensuring a more liquid market for our shares, but it complements the operational excellence and fleet renewal initiatives that we have launched in 2006, and it builds on the momentum driving this Company to the next level.”

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

AAWW, through its principal subsidiaries Atlas and Polar, offers scheduled air cargo service, cargo charters, military charters, and ACMI aircraft leasing in which customers receive a dedicated aircraft, crew, maintenance and insurance on a long-term lease basis.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect AAWW’s current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of AAWW and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our continued ability to remedy weaknesses in our internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; pending and future litigation; and other risks and uncertainties set forth from time to time in AAWW’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the Annual Report on Form 10-K filed by AAWW with the Securities and Exchange Commission on April 14, 2006. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed.

AAWW assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

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